SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of the later date set forth on the signature pages hereto, by and among Spindle, Inc., a Nevada corporation (the “Company”), and the purchaser whose name and address are set forth on the signature page annexed hereto (the “Purchaser”).  The foregoing parties are sometimes referred to hereinafter individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, this Agreement is being delivered to the Purchaser in accordance with and subject to the terms and conditions of the Subscription Application of the Purchaser of even date herewith (each a “Subscription Application”) and the Private Placement Memorandum of the Company, dated July 15, 2014, as amended or supplemented from time to time, including all attachments and annexes thereto (the “Memorandum”), and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to sell to the Purchaser and the Purchaser desires to acquire from the Company that number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) as are set forth on the Purchaser’s signature page annexed hereto (the "Shares"), at a price of $0.50 per share, subject to the terms and conditions of this Agreement and the other documents or instruments contemplated hereby.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby covenant and agree as follows:

AGREEMENT

Section 1.

Sale and Issuance of Shares.

1.1

Subject to the terms and conditions of this Agreement, the Subscription Application and Memorandum, the Company’s board of directors has authorized the sale and issuance of up to 1,000,000 shares of Common Stock (the “Offering”).  At the Closing (as defined below), the Company shall sell and issue the Shares to the Purchaser, and the Purchaser shall purchase the Shares from the Company. The Company intends to enter into this same form of purchase agreement with certain other purchasers (collectively, the “Other Purchasers”, and collectively with the Purchaser, the “Purchasers”) and expects to complete sales of Shares to them.  The maximum number of Shares that the Company may sell to the Purchasers is 1,000,000, unless a higher amount is authorized by the Company’s board of directors in its sole discretion. The Purchaser’s obligations hereunder are expressly not subject to or conditioned on the purchase of Shares by any or all of such Other Purchasers.

1.2

The aggregate purchase price for the Shares to be purchased by the Purchaser (the “Purchase Price”) shall be the amount set forth on the Purchaser’s signature page hereto.

Section 2.

The Closing.

2.1

The closing of the sale and issuance of the Shares to the Purchaser (the “Closing”) shall occur on the date when the Purchaser delivers to the (i) the Company, (a) this Agreement and (b) the Purchaser's Subscription Application (collectively, the "Transaction Documents") executed by Purchaser; and (ii) the Escrow Agent (defined below), a wire transfer of funds in the amount of the Purchase Price, which shall be made contemporaneously with the execution and delivery of the Transaction Documents in accordance with the following instructions:

[REDACTED]

2.2

Richardson & Patel, LLP, the Company’s counsel, shall act as escrow agent (the “Escrow Agent”) for the sale and issuance of the Shares, pursuant to the Escrow Agreement, dated July 15, 2014, between the Company and the Escrow Agent.

2.3

Within five (5) business days of the Closing, the Company shall instruct its transfer agent to issue and deliver to the Purchaser a certificate representing the Shares, against receipt by the Company of a certified bank check or wire transfer in an aggregate amount equal to the Purchase Price for the number of Shares set forth on the Purchaser’s signature page hereto.

Section 3.

Representations and Warranties of the Company.

The Company hereby represents and warrants to the Purchaser as follows:

3.1

Organization.

The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified to conduct its business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on the Company.

3.2

Authorization of Agreement, Etc.

The execution, delivery, and performance by the Company of its obligations under the Transaction Documents has been duly authorized by all requisite corporate action on the part of the Company; and this Agreement and the Transaction Documents have been duly executed and delivered by the Company.  Each of the Transaction Documents, when executed and delivered by the Company, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.3

Issuance of Shares.

The Shares are duly authorized and, when paid for and issued in accordance with the Transaction Documents, will be duly and validly issued, fully paid, and nonassessable, free and clear of all liens.

Section 4.

Representations and Warranties of the Purchaser.

The Purchaser hereby represents and warrants to the Company as follows:

4.1

Authorization of the Documents.

The Purchaser has all requisite power and authority (corporate or otherwise) to execute, deliver, and perform its obligations under the Transaction Documents, and the execution, delivery, and performance by the Purchaser of its obligations under the Transaction Documents has been duly authorized by all requisite action on the part of the Purchaser and each such Transaction Document, when executed and delivered by the Purchaser, shall constitute the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.2

Investment Representations.

All of the representations, warranties, and information of the Purchaser as set forth in the Purchaser’s Subscription Application are incorporated by reference herein, shall be deemed to be a part hereof, and shall be true and correct at the Closing with the same force and effect as if made by the Purchaser as of the date thereof.

4.3

Access to Company Information.

The Purchaser acknowledges that it has been afforded access and the opportunity to obtain all financial and other information concerning the Company that such Purchaser desires (including the opportunity to meet with the Company’s executive officers, either in person or telephonically). The Purchaser has reviewed copies of all reports filed by the Company (the “Filings”) with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2011, all of which are available for review at www.sec.gov.  The Purchaser further acknowledges that it is familiar with the contents of the Filings and that there is no further information about the Company that the Purchaser desires in determining whether to acquire the Shares in the Offering.

4.4

Risk Factors

The Purchaser acknowledges that an investment in the Shares is extremely speculative and that there is a substantial risk that the investor may lose the Purchaser’s entire investment in the Shares.  The Purchaser acknowledges, understands and confirms that the Purchaser has reviewed the risk factors disclosed in the Memorandum.

Section 5.

Brokers and Finders.

Unless the Company shall engage a placement agent in connection with the Offering or shall otherwise determine in its sole discretion, the Company shall not be obligated to pay any commission, brokerage fee, or finder’s fee based on any alleged agreement or understanding between the Purchaser and a third person in respect of the transactions contemplated hereby. The Purchaser acknowledges and agrees that the Company may pay up to 7% of the Purchase Price and issues warrants to purchase shares of the Company’s common stock in an amount up to 7% of the Shares, as commissions, to one or more FINRA registered broker-dealers pursuant to an agreement or agreements between the Company and such broker-dealer(s). The Purchaser hereby agrees to indemnify the Company against any claim by any third person for any commission, brokerage fee, finder’s fee, or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the Purchaser and any such third person, whether express or implied from the actions of the Purchaser or anyone acting or purporting to act on behalf of the Purchaser.

Section 6.

Indemnification by the Purchaser.

The Purchaser hereby agrees to indemnify and defend (with counsel acceptable to the Company) the Company and its officers, directors, employees, and agents and hold them harmless from and against any and all liability, loss, damage, cost, or expense, including costs and reasonable attorneys’ fees, incurred on account of or arising from:

(a)

any breach of or inaccuracy in any of the Purchaser’s representations, warranties, or agreements made herein, in any of the Transaction Documents, or in any document or instrument contemplated hereby or thereby; and

(b)

any action, suit, or proceeding based on a claim that the Purchaser’s representations, warranties or agreements made herein, in any of the Transaction Documents, or in any document or instrument contemplated hereby or thereby, were inaccurate or misleading, or otherwise cause for obtaining damages or redress from the Company or any current or former officer, director, employee, or agent of the Company under the Securities Act.

Section 7.

Registration Rights.

The Company shall use commercially reasonable efforts to register the Shares (the “Registrable Securities”) with the Commission, on a "resale" registration statement (the “Registration Statement”) providing for the resale of all of the Registrable Securities on or prior to the 60th day following the expiration of the Offering (the “Filing Date”), for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act. The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof and to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold or (y) the date on which the Registrable Securities may be sold pursuant to Rule 144 under the Securities Act. If the Company shall determine in its sole discretion, as a result of a Rule 415 comment or otherwise to limit the number of shares to be registered, the Company may limit the number of Registrable Securities to be included in such registration on pro rata basis among all holders without further notice or consent from the holder. Notwithstanding the foregoing, if, at any time prior to the effective date of the Registration Statement filed in connection with this Section 7, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each record holder of Shares and, following such notice, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Shares in connection with such registration, and (ii) in the case of determination to delay registering, shall be permitted to delay registering any Shares for such period as the Company shall determine to be necessary or advisable.

Section 8.

Successors and Assigns.

This Agreement shall bind and inure to the benefit of the Company, the Purchaser, and their respective successors and assigns.

Section 9.

Entire Agreement.

This Agreement and the other writings and agreements referred to in this Agreement or delivered pursuant to this Agreement contain the entire understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or verbal, among the Parties with respect thereto.

Section 10.

Notices.

All notices, demands and requests of any kind to be delivered to any Party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by internationally-recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

if to the Company, to:

Spindle, Inc.

8700 East Vista Bonita, Suite 260

Scottsdale, AZ 85255

Attention: William Clark, Chief Executive Officer and President

with a copy to:

Richardson & Patel LLP

The Chrysler Building

405 Lexington Avenue, 49th Floor

New York, NY 10174

Attention: Melanie Figueroa

if to the Purchaser, to:

at the address of the Purchaser set forth on the Purchaser’s signature page hereto;

or to such other address as the Party to whom notice is to be given may have furnished to the other Parties to this Agreement in writing in accordance with the provisions of this Section.  Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of internationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 11.

Amendments.

This Agreement may not be modified or amended, nor may any provision of this Agreement be waived, except as evidenced by a written agreement duly executed by the Company and holders of at least 51% of the Shares purchased by the Purchaser pursuant to the Transaction Documents and all Other Purchasers combined, and any such agreement shall be binding on the Purchaser and all other Purchasers.

Section 12.

Governing Law; Waiver of Jury Trial.

All questions concerning the construction, interpretation, and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether in the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.  In furtherance of the foregoing, the internal law of the State of Nevada will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

Section 13.

Submission to Jurisdiction.

Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York and the United States of America located in the Borough of Manhattan, City of New York, and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  The Purchaser hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.  The Purchaser hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address as set forth herein.

Section 14.

Severability.

It is the desire and intent of the Parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited, or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited, or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 15.

Independence of Agreements, Covenants, Representations and Warranties.

All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such covenant.  In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder.  The exhibits and any schedules annexed hereto are hereby made part of this Agreement in all respects.

Section 16.

Counterparts.

This Agreement may be executed in any number of counterparts, and each such counterpart of this Agreement shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.  Facsimile or PDF counterpart signatures to this Agreement shall be acceptable and binding.

Section 17.

Headings.

The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 18.

Expenses.

Each Party shall pay its own fees and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement, the Transaction Documents and any document or instrument contemplated hereby or thereby.

Section 19.

Preparation of Agreement.

The Company prepared this Agreement and the Transaction Documents solely on its behalf.  Each Party to this Agreement acknowledges that: (i) the Party had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other Party hereto; (ii) the terms of the transactions contemplated by this Agreement are fair and reasonable to such Party; and (iii) such Party has voluntarily entered into the transactions contemplated by this Agreement without duress or coercion.  Each Party further acknowledges that such Party was not represented by the legal counsel of any other Party hereto in connection with the transactions contemplated by this Agreement, nor was he or it under any belief or understanding that such legal counsel was representing his or its interests.  Each Party agrees that no conflict, omission, or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied, or otherwise construed against any other Party to this Agreement on the basis that such Party was responsible for drafting this Agreement.

Section 20.

Lock-Up/Leak-Out Agreement; Market Stand-Off Agreement.

(a)

Lock-Up Agreement. For the 120 days after the effective date of the Registration Statement, the Purchaser may not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, or (ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Shares (the “Lock-Up Period”). Upon the expiration of the Lock-Up Period, for a period of 180 days thereafter (the “Leak-Out Period”), each Purchaser shall be permitted to sell up to ten percent (10%) of such Purchaser’s Shares, calculated as of the time of sale, during each month thereafter.  Upon the expiration of the Leak-Out Period, each Purchaser shall be entitled to sell or otherwise dispose of such Purchaser’s Shares in any manner as such Purchaser sees fit. All Shares sold during the Leak-Out Period shall be sold on a non-cumulative basis, meaning that if a Purchaser did not sell all of the Shares the Purchaser was entitled to sell during a particular month in the Leak-Out Period, the Purchaser may not cumulate the unsold portion of that month’s allotment to the next month’s allotment.  The Purchaser agrees that all sales of the Company’s common stock will be made at no less than the best “asked” prices, and no sales will be made at the “bid” prices for the Shares.

(b)

Market-Stand Off.

The Purchaser agrees that, if the Purchaser is requested by the Company or an underwriter (an “Underwriter”) of shares of the Company’s Common Stock or other securities of the Company, the Purchaser will not directly or indirectly sell, assign or otherwise transfer or dispose of any Common Stock, warrants or other securities of the Company held by it or under its control for a specified period of time (not to exceed 180 days) following the effective date of a registration statement filed by the Company under the Securities Act in connection with any offering of the Company’s securities.  Although the provisions of Section 20 of this Agreement shall be binding upon the Purchaser and the Purchaser’s successors and assigns without the execution of any further agreements or documents memorializing this obligation, if the Company or an Underwriter so requests, the Purchaser will execute such further agreements and documents as are requested to further memorialize this obligation.  Any such further agreements or documents shall be in a form satisfactory to the Company and the Underwriter, if applicable.  The Company may impose stop-transfer instructions with respect to the Shares or other securities owned by such Purchaser, subject to the foregoing restriction until the end of the specified period.

Section 21.

Use of Proceeds.

The Company shall use the net proceeds from the Offering for general working capital and general corporate purposes and debt service obligations.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Securities Purchase Agreement as of the later date set forth on the signature pages below.

COMPANY:

Date: _______________, 2014	SPINDLE, INC.

By: /s/ William Clark
Name: William Clark
Title: Chief Executive Officer and President

[Purchaser Signature Page Follows]

PURCHASER SIGNATURE PAGE TO SPINDLE, INC.

SECURITIES PURCHASE AGREEMENT

PURCHASER:

______________________________	________________________________
Name of Purchaser (Individual or	Name of Individual representing
Institution)	Purchaser (if an Institution)

______________________________	________________________________
Title of Individual representing	Signature of Individual Purchaser or
Purchaser (if an Institution)	Individual representing Purchaser

Address:
_____________________________

_____________________________

Telephone:
_____________________________

Facsimile:

______________________________

_______________________________
Aggregate number of Shares

_______________________________
Aggregate Purchase Price

________________________________
Date